Exhibit 1

Stratus Technologies Bermuda Holdings Ltd.

Cumberland House, 9th Floor

One Victoria Street

Hamilton

HM 11, Bermuda

NEWS — NEWS — NEWS — NEWS — NEWS

Stratus Technologies Announces Conference Call for

FY2013 Fourth Quarter and Full Year Financial Results

HAMILTON, BERMUDA – (Marketwire – April 16, 2013) – Stratus Technologies Bermuda Holdings Ltd. (together with its consolidated subsidiaries, “Stratus” or the “Company”), a global provider of uptime assurance, will release financial results for its fourth quarter ended February 24, 2013 on Thursday, April 18, 2013 at 8:30 a.m. Eastern Time. A conference call will be held on the same day, Thursday, April 18, 2013, at 1:30 p.m. Eastern Time.

During the call, David C. Laurello, president and chief executive officer, and Robert C. Laufer, senior vice president and chief financial officer, will review the financial results and discuss business developments for the fourth quarter and full fiscal year 2013.

The call may be accessed by calling 1-877-941-6009 (U.S. only) or 1-480-629-9818 with a conference ID of 4614560. A recording of this conference call will be available at 1-800-406-7325 (U.S. only) or 1-303-590-3030 with a conference ID of 4614560 for 30 days.

About Stratus

Stratus delivers uptime assurance for the applications its customers depend on most for their success. With its resilient software and hardware technologies, together with proactive availability monitoring and management, Stratus products help to save lives and to protect the business and reputations of companies, institutions, and governments the world over. To learn more about worry-free computing, visit www.stratus.com.

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Investor Relations	Press & Industry Analysts
Robert C. Laufer	Chris Houpis
Senior Vice President, CFO	Director of Marketing
Stratus Technologies	Stratus Technologies
978-461-7343	978-461-7298
bob.laufer@stratus.com	chris.houpis@stratus.com

© 2013 Stratus Technologies Bermuda Ltd. All rights reserved.

Stratus® is a trademark or registered trademark of ours. All other trade names, service marks and trademarks appearing in this annual report are the property of their respective holders. Our use or display of other parties’ trade names, service marks or trademarks is not intended to and does not imply a relationship with, or endorsement or sponsorship of us by, the trade name, service mark or trademark owners.